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                                                                    EXHIBIT 10.3


                              THE HUB GROUP LIMITED

                          EMPLOYEE SHARE PURCHASE PLAN

                                  JANUARY, 1999


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                                TABLE OF CONTENTS

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                                   ARTICLE 1.
                          INTERPRETATION, PURPOSE, ETC.

1.1.     Definitions............................................................................................  1
1.2.     Introduction and Purpose...............................................................................  2
1.3.     Reserved Shares........................................................................................  2
1.4.     Governing Law..........................................................................................  2

                                   ARTICLE 2.
                               SHARE PURCHASE PLAN

2.1.     Participation..........................................................................................  3
         2.1.1.       Eligibility...............................................................................  3
         2.1.2.       Enrolment.................................................................................  3
         2.1.3.       Registered Retirement Savings Plan........................................................  3
2.2.     Employee Contributions.................................................................................  3
         2.2.1.       Employee Contributions....................................................................  3
         2.2.2.       Changes, Termination and Re-Enrolment.....................................................  4
2.3.     Administration.........................................................................................  4
         2.3.1.       The Plan Managers.........................................................................  4
         2.3.2.       The Administrator.........................................................................  4
         2.3.3.       Costs and Expenses........................................................................  4
2.4.     Investment.............................................................................................  5
         2.4.1.       Remittance and Holding of Employee Contributions..........................................  5
         2.4.2.       Purchase of Shares using Employee Contributions...........................................  5
         2.4.3.       Reinvestment of Dividends.................................................................  5
         2.4.4.       Reporting of Account Activities...........................................................  5
         2.4.5.       Purchases on the Open Market..............................................................  5
2.5.     Distribution of Shares.................................................................................  6
         2.5.1.       Ownership and Voting of Purchased Shares..................................................  6
         2.5.2.       Delivery of Certificates..................................................................  6
2.6.     Withdrawal From the Plan...............................................................................  6
         2.6.1.       Voluntary Withdrawal from the Plan........................................................  6
         2.6.2.       Withdrawal Upon Termination, Death or Disability..........................................  7

                                   ARTICLE 3.
                                     GENERAL

3.1.     Amendment or Termination...............................................................................  7
3.2.     Capital Adjustments....................................................................................  8
3.3.     Compliance with Legislation............................................................................  8
3.4.     Fractional Shares......................................................................................  8
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3.5.     Market Fluctuation...................................................................................  8
3.6.     Income Taxes.........................................................................................  9
3.7.     Assignment of Interest...............................................................................  9
3.8.     Trading on Undisclosed Information...................................................................  9
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                                   ARTICLE 1.
                          INTERPRETATION, PURPOSE, ETC.

1.1.   DEFINITIONS

       In this Plan, the following words and phrases have, unless otherwise indicated, the following meanings:

       (a) "ACCRUED EMPLOYEE CONTRIBUTIONS" on a Share Purchase Date means the aggregate of Employee Contributions remitted to the Administrator from but excluding the previous Share Purchase Date to and including that Share Purchase Date.

       (b)    "ADMINISTRATOR" has the meaning given to that term in section
              2.3.2.

       (c) "BROKER" means a registered broker or dealer selected by the Administrator in its sole discretion.

       (d) "CONSULTANT" means (i) an individual (including an individual whose services are contracted for through a corporation) or (ii) a corporation, in either case, designated by the Plan Managers and with whom the Employer has a contract for substantial ongoing services.

       (e) "ELIGIBLE EMPLOYEE" has the meaning given to that term in section 2.1.1.

       (f)    "EMPLOYEE CONTRIBUTION" has the meaning given to that term in section 2.2.1.

       (g)    "EMPLOYEE REMITTANCE" has the meaning given to that term in section 2.2.1.

       (h)    "EMPLOYER" means The Hub Group Limited.

       (i)    "ENROLMENT DATE" has the meaning given to that term in section
              2.1.

       (j) "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan.

       (k) "PLAN" means the Employer's employee share purchase plan, as amended from time to time.

       (l)    "PLAN MANAGERS" has the meaning given to that term in section
              2.3.1.

       (m) "PURCHASE PRICE" on a certain date means (i) with respect to purchases on a Share Purchase Date from treasury, an amount equal to the weighted average trading prices of the Shares on The Toronto Stock Exchange for the five (5) trading days prior to that date, (ii) with respect to purchases on a Share Purchase Date on the open market, an amount equal to the weighted average price of the open market purchases of the Shares with respect to that date, as effected in accordance with section 2.4.5 and (iii) with respect to purchases using cash dividends on a




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              Reinvestment Date in accordance with section 2.4.3, an amount equal to the weighted average price of the open market purchases of the Shares with respect to that date, as effected in accordance with section 2.4.5; provided that, (i) in the event that the Shares are not listed on The Toronto Stock Exchange but are listed on some other exchange, references to The Toronto Stock Exchange shall be deemed to be references to such other exchange as designated by the board of directors of Employer, and (ii) if the Shares are not listed on any exchange, the board of directors of Employer shall determine the Purchase Price, acting reasonably.

       (n) "PURCHASED SHARES" means Shares that have been actually purchased in the name of the Participant pursuant to sections 2.4.2 and 2.4.3.

       (o) "REINVESTMENT DATE" has the meaning given to that term in section 2.4.3.

       (p)    "RRSP" has the meaning given to that term in section 2.1.3.

       (q)    "SHARE PURCHASE DATE" has the meaning given to that term in section 2.4.2.

       (r)    "SHARES" means the common shares of the Employer.

       (s) "SUBSIDIARY" has the meaning given to that term in the Securities Act (Ontario), as amended from time to time.


1.2.   INTRODUCTION AND PURPOSE

       The purpose of the Plan is to make available to Eligible Employees of the Employer and its Subsidiaries a means of purchasing the Employer's Shares, to more closely align their interests with the performance of the Employer and to encourage Eligible Employees to remain with the Employer and its Subsidiaries on a long-term basis.

       Participation in the Plan by any Eligible Employee is voluntary and the Employer is not making any recommendation to its employees as to whether they should or should not participate.

1.3.   RESERVED SHARES

       The maximum number of Shares that are reserved for issuance from treasury under the Plan is 1,000,000 Shares.

1.4.   GOVERNING LAW

       This Plan is to be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


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                                   ARTICLE 2.
                               SHARE PURCHASE PLAN

2.1.     PARTICIPATION

         2.1.1.   ELIGIBILITY

         All full-time employees or Consultants who have completed three months continuous service with the Employer or any Subsidiary are eligible to participate in the Plan (an "ELIGIBLE EMPLOYEE").

         2.1.2.   ENROLMENT

         Eligible Employees may elect to enrol as Participants in the Plan as of the first day of any month in which they are eligible (an "ENROLMENT DATE") by signing and delivering to the Employer, at least 30 days prior to any Enrolment Date, appropriate forms provided by the Employer.

         2.1.3.   REGISTERED RETIREMENT SAVINGS PLAN

         An Eligible Employee may elect on the enrolment form to have Shares purchased pursuant to this Plan be registered as part of a registered retirement savings plan ("RRSP") of which the Eligible Employee is the sole annuitant. If this election is made, all references in this Plan to a Participant will be deemed to include that registered retirement savings plan.

         By giving the Employer a written request and subject to the Participant completing any required forms and fulfilling any other requirements, a Participant may request (i) that all or a portion of Purchased Shares previously acquired pursuant to this Plan and held outside of an RRSP be registered as part of an RRSP or (ii) that all or a portion of Purchased Shares previously acquired pursuant to this Plan and held in an RRSP be removed from that RRSP.

2.2.     EMPLOYEE CONTRIBUTIONS

         2.2.1.   EMPLOYEE CONTRIBUTIONS

         Participants may contribute for investment under the Plan, an amount which is not more than ten (10%) per cent (or such greater amount as approved by the Plan Managers) of their regular gross salary, excluding bonuses, deferred compensation or any special incentive compensation payments (an "EMPLOYEE CONTRIBUTION"). For each Eligible Employee who is compensated on an alternative basis (e.g., commissions), the Plan Managers will determine an amount which will be deemed to constitute that Eligible Employee's "regular gross salary".

         A Participant may elect to make the Employee Contribution by way of payment from that Participant, through payroll deductions or in such other manner as is acceptable to the Plan Managers (an "EMPLOYEE REMITTANCE"). If a Participant's regular salary changes,



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         any payroll deduction previously requested will not be changed unless and until the Participant requests a change.

         2.2.2.   CHANGES, TERMINATION AND RE-ENROLMENT

         By giving the Employer a written request at least 30 days in advance of any Enrolment Date, a Participant may change the designated amount of Employee Remittance as of that Enrolment Date. Employee Remittances may be terminated at any time, effective as soon as practicable after the participant's written request is received by the Employer. After termination, an Eligible Employee may elect to re-enrol in the Plan. However, a new Employee Remittance authorization on re-enrolment in the Plan shall not become effective prior to the Enrolment Date next following the six-month period beginning with the effective date of the termination. In the event a Participant changes the designated amount of Employee Remittance or re-enrols after termination, no additional change shall be made within the three month period following the effective date of such change or within a three month period following the effective date of any re-enrolment in the plan.

2.3.     ADMINISTRATION

         2.3.1.   THE PLAN MANAGERS

         The Plan is managed by the board of directors of Employer or a committee of the board or an officer of the Employer duly appointed for this purpose by the board (the "PLAN MANAGERS"). The Plan Managers are empowered to make and enforce rules with respect to the administration of the Plan, to interpret the Plan, to resolve any ambiguities and to decide questions of eligibility to participate. The Plan Managers may appoint an individual and delegate to that person certain duties and powers of the Plan Managers. This individual does not have any fixed term and may be removed at any time by the Plan Managers. The individual may participate in the Plan, if otherwise eligible.

         2.3.2.   THE ADMINISTRATOR

         The Employer has designated a trust company (the "ADMINISTRATOR") to administer the Plan in accordance with its terms. The Administrator will open and maintain separate accounts in the names of each of the Participants and arrange purchases of the Shares. The Administrator will hold all Purchased Shares acquired in respect of a Participant as trustee on behalf and for the benefit of that Participant. The Employer may, in its discretion, substitute another entity as Administrator under the Plan and the Administrator may terminate its services, provided such substitution or termination, as the case may be, shall be on 60 days notice given by the party effecting the action. The current Administrator is The Royal Trust Corporation of Canada.

         2.3.3.   COSTS AND EXPENSES

         The Employer pays all administration expenses in connection with the operation of the Plan, including, without limitation, all commissions for purchases of the Shares. Commissions and other charges in connection with sales, withdrawals and share certificate issuing fees, including all taxes payable on the issuance or disposition of Shares, are payable by the Participants who order the transactions for their account.


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2.4.     INVESTMENT

         2.4.1.   REMITTANCE AND HOLDING OF EMPLOYEE CONTRIBUTIONS

         Employee Contributions will be held by the Employer and remitted by the Employer to the Administrator immediately prior to each Share Purchase Date. All Employee Contributions held by the Employer prior to a Share Purchase Date will be held with a Canadian chartered bank and any interest earned thereon will be used by the Employer to offset costs associated with maintaining the Plan.

         2.4.2.   PURCHASE OF SHARES USING EMPLOYEE CONTRIBUTIONS

         All Employee Contributions are to be invested in Shares. On the first trading day of each month or as soon thereafter as is practicable (a "SHARE PURCHASE DATE"), the Administrator will purchase on behalf of the Participant as many Shares at the Purchase Price as can be purchased using that Participant's Accrued Employee Contributions. Shares will be purchased at the Purchase Price from treasury or, at the Employer's option, on the open market in accordance with section 2.4.5.

         2.4.3.   REINVESTMENT OF DIVIDENDS

         All cash dividends received on Purchased Shares shall be reinvested in Shares on the Share Purchase Date following the dividend payment date (the "REINVESTMENT DATE").

         The Administrator will apply all cash dividends received by the Administrator on Purchased Shares of a Participant to purchase on behalf of the Participant on the open market in accordance with section
         2.4.5 as many Shares at the Purchase Price as can be purchased using the cash dividends received. All other distributions to holders of Shares including, without limitation, all other securities, property or rights, will be distributed to a Participant in such a manner as the Plan Managers, in their sole discretion, deem appropriate.

         2.4.4.   REPORTING OF ACCOUNT ACTIVITIES

         Each Participant receives quarterly confirmation from the Administrator reflecting all changes in the amount of Purchased Shares owned by the Participant.

         2.4.5.   PURCHASES ON THE OPEN MARKET

         If the Administrator receives notice from the Employer 14 days prior to a Share Purchase Date, some or all of the purchases using Employee Contributions may be made on the open market. All purchases using cash dividends as described in section 2.4.3 shall be made on the open market. The Administrator will arrange for purchases in respect of the Share Purchase Date and/or Reinvestment Date using Brokers at dates and times selected in the Administrator's sole discretion provided that (i) purchases using all Accrued Employee Contributions available for a given Share Purchase Date and/or purchases using all cash dividends will be completed as soon as practicable after the Share Purchase Date and/or Reinvestment Date, and (ii) purchases will be effected through the facilities



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                                      -6-


         of The Toronto Stock Exchange or such other Canadian market upon which the Shares are listed and posted for trading from time to time.

2.5.     DISTRIBUTION OF SHARES

         2.5.1.   OWNERSHIP AND VOTING OF PURCHASED SHARES

         Participants acquire full beneficial ownership of all Purchased Shares as of the date of the purchase. Notwithstanding any other provision of this agreement, no fractional Share certificates will be issued.

         Whole Shares allocated to a Participant's account will be voted by the Administrator in accordance with the directions, if any, of the Participant and if no direction has been received will not be voted.

         2.5.2.   DELIVERY OF CERTIFICATES

         All Purchased Shares are registered in the name of the Administrator and held in trust by the Administrator on behalf and for the benefit of the Participants. By giving the Employer thirty (30) days advance written notice, a Participant may request that the Administrator deliver to that Participant a certificate registered in the name of the Participant in respect of any or all of the Purchased Shares.

2.6.     WITHDRAWAL FROM THE PLAN

         2.6.1.   VOLUNTARY WITHDRAWAL FROM THE PLAN

         Participants may withdraw from the Plan at any time by cancelling their Employee Remittance authorizations. The Participant may either request that:

         (a) in the case of Purchased Shares not held in an RRSP, (i) the full Purchased Shares in the account be transferred to another account maintained by that Participant, (ii) a certificate representing the full Purchased Shares in the account be delivered to the Participant or (iii) all full Purchased Shares and any fractional interest in Shares in the Participant's account be sold and the net proceeds be remitted to the Participant; and

         (b) in the case of Purchased Shares held in an RRSP, (i) the full Purchased Shares in the account be transferred to another RRSP account maintained for that Participant, (ii) all full Purchased Shares and any fractional interest in Shares in the Participant's account be sold and the net proceeds remitted to another RRSP account maintained for that Participant or (iii) all full Purchased Shares and any fractional interest in Shares in the Participant's account be sold and the net proceeds (less any deductions in respect of taxes) be remitted to the Participant.

         The Participant may not thereafter re-enrol in the Plan prior to the Enrolment Date next following a period of six months commencing with the date of such cancellation.




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                                      -7-



         2.6.2.   WITHDRAWAL UPON TERMINATION, DEATH OR DISABILITY

         Upon the death, disability or termination of employment of a Participant, that Participant will be deemed to have withdrawn from the Plan as of the date of death, disability or termination. The Participant (or the Participant's authorized representatives) may either request that

         (a) in the case of Purchased Shares not held in an RRSP, (i) the full Purchased Shares in the account be transferred to another account maintained by that Participant or for the benefit of the Participant's estate, (ii) a certificate representing the whole Purchased Shares in the account be delivered to the Participant or the Participant's authorized representatives or
                  (iii) all whole Purchased Shares and any fractional interest in Shares in the Participant's account be sold and the net proceeds be remitted to the Participant or the Participant's authorized representatives; and

         (b) in the case of Purchased Shares held in an RRSP, (i) the full Purchased Shares in the account be transferred to another RRSP account maintained for that Participant, (ii) whole full Purchased Shares and any fractional interest in Shares in the Participant's account be sold and the net proceeds remitted to another RRSP account maintained for that Participant or (iii) whole full Purchased Shares and any fractional interest in Shares in the Participant's account be sold and the net proceeds (less any deductions in respect of taxes) be remitted to the Participant or the Participant's authorized representatives.

         If the Participant (or the Participant's authorized representative) do not make an election within thirty (30) days after the date the Participant is deemed to have withdrawn from the Plan, then

         (a) in the case of Purchased Shares not held in an RRSP, a certificate representing the whole Purchased Shares in the account will be delivered to the Participant or the Participant's authorized representatives; and

         (b) in the case of Purchased Shares held in an RRSP, all whole Purchased Shares and any fractional interest in Shares in the Participant's account will be sold and the net proceeds (less any deductions in respect of taxes) will be remitted to the Participant or the Participant's authorized representatives.

                                   ARTICLE 3.
                                     GENERAL

3.1.     AMENDMENT OR TERMINATION

         Subject to receiving all necessary regulatory approvals, the Employer reserves the right to discontinue use of any form of Employee Remittance at any time such action is deemed advisable, in its judgment, and the Employer also reserves the right to amend or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture by any Participant of any Purchased Shares, dividends or other distributions in respect of Purchased

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Shares, effective before the effective date of amendment or termination of the
Plan. Any amendment to this Plan is subject to the prior receipt of the approval of The Toronto Stock Exchange.

3.2.     CAPITAL ADJUSTMENTS

         If there is any change in the outstanding Shares by reason of a stock split, recapitalization, consolidation, combination or exchange of shares, or other fundamental corporate change, the Plan Managers will make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, appropriate substitutions or adjustments; provided, however, that no substitution or adjustment will obligate the Employer to issue or sell fractional shares. In the event of the reorganization of the Employer or the amalgamation or consolidation of the Employer with another corporation, the Plan Managers may make such provision for the protection of the rights of Participants as the Plan Managers in their discretion deem appropriate. The determination of the Plan Managers, as to any adjustment or as to there being no need for adjustment, will be final and binding on all parties.

3.3.     COMPLIANCE WITH LEGISLATION

         The Plan Managers may postpone or adjust the issue of any Shares pursuant to this Plan as the Plan Managers in their discretion may deem necessary in order to permit the Employer to effect or maintain registration of this Plan or the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Plan are exempt from such registration. The Employer is not obligated by any provision of this Plan to sell or issue Shares in violation of any applicable law. In addition, while the Shares are listed on a stock exchange, the Employer will have no obligation to issue any Shares pursuant to this Plan unless the Shares have been duly listed, upon official notice of issuance, on a stock exchange on which the Shares are listed for trading.

3.4.     FRACTIONAL SHARES

         No fractional Shares may be issued under the Plan and nothing in this Plan will obligate the Employer to issue or sell fractional shares. The Plan Managers may determine the manner in which fractional Share value will be treated.

3.5.     MARKET FLUCTUATION

         THERE IS NO GUARANTEE UNDER THE PLAN AGAINST LOSS BECAUSE OF MARKET FLUCTUATION. IN SEEKING THE BENEFITS OF PARTICIPATION IN THE PLAN, A PARTICIPANT MUST ACCEPT THE RISK OF A DECLINE IN THE MARKET PRICE OF THE SHARE.




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3.6.     INCOME TAXES

         The sale and disposition of Shares generally results in the recognition of a taxable gain or loss under Canadian tax law by the Participant. In the event dividends are paid, the Participant will be subject to the payment of income tax on the dividends.

         Canadian tax laws are complex and subject to change and the Participant is responsible for determining how such tax laws and changes may affect their tax position. The Participant should contact their own financial or personal advisor to determine what effect, if any, participation in the Plan may have on the Participant's tax and other responsibilities.

3.7.     ASSIGNMENT OF INTEREST

         Until certificates for Purchased Shares are delivered to the Participant, no right of a Participant under the Plan and no interest in Purchased Shares is capable, either in whole or in part, of being sold, assigned, pledged or hypothecated, whether by way of security or otherwise.

3.8.     TRADING ON UNDISCLOSED INFORMATION

         Participants in the Plan are reminded that trading based on insider or undisclosed information is an illegal activity and that people conducting securities transactions based on such insider or undisclosed information are subject to prosecution.